UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Priveterra Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39858	85-2478126
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1 Park Plaza
Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 787-2910

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	TMKRU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	TMKR	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TMKRW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2023, Priveterra Acquisition Corp. II, a Delaware corporation (the “Company”), issued a promissory note (the “Note”) to Priveterra Sponsor, LLC II (the “Sponsor”) in the principal amount of up to $2,000,000. The Note was issued in connection with advances the Sponsor has made, and may make in the future, to the Company for working capital expenses. The loan bears interest at a rate of 16.00% and is payable on the date on which the Company consummates its initial business combination. In the event that the Company fails to consummate an initial business combination, the loan will be payable within fifteen (15) days of such failure to consummate. In addition, the Note provides that the Company will pay the Sponsor $25,000 per month for certain office space, utilities, secretarial support and administrative services as may be reasonably requested by the Company.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2023, the board of directors of the Company amended and restated the Company’s by laws (the “Amended and Restated By Laws,” effective immediately, to reflect that the Company changed its name from “Tastemaker Acquisition Corp.” to “Priveterra Acquisition Corp. II”. A copy of the Amended and Restated By Laws is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01	Other Matters.

On July 17, 2023, the Sponsor deposited $57,658.68 into the Company’s trust account in respect of 1,921,956 public shares outstanding following the redemption of shares in connection with the special meeting of stockholders of the Company held on July 11, 2023. In connection with the special meeting, stockholders holding an aggregate of 1,004,971 shares of the Company’s Class A common stock, par value $0.0001 per share, exercised their right to redeem their shares for approximately $10.73 per share of the funds held in the Company’s trust account, leaving approximately $20,616,541 in cash in the trust account after satisfaction of such redemptions and prior to the deposit of the additional funds into the Company’s trust account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated By Laws of the Registrant

10.1	Promissory Note of the Registrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2023

PRIVETERRA ACQUISITION CORP. II

	By:	/s/ Oleg Grodnensky
	Name:	Oleg Grodnensky
	Title:	Chief Executive Officer